Exhibit 99.1

Priceline.com Reports Financial Results For 2nd Quarter 2007

Gross travel bookings increase 33% year over year;

 International gross travel bookings grow 93% versus 2006

     NORWALK, Conn., August 7, 2007 . . . Priceline.com Incorporated (Nasdaq: PCLN) today reported its financial results for the 2nd quarter 2007.  Gross travel bookings for the 2nd quarter, which refers to the total dollar value, inclusive of all taxes and fees, of all travel services purchased by consumers, rose 33% year-over-year to $1.2 billion.

Priceline.com had GAAP revenues in the 2nd quarter of $355.9 million, a 15.7% increase over a year ago.  Priceline.com’s GAAP gross profit for the 2nd quarter was $157.2 million, up 48.6% from the prior year. Priceline.com had GAAP net income for the 2nd quarter 2007 of $34.6 million or $0.79 per diluted share, which compares to a $12.5 million or $0.28 per diluted share in the same period a year ago.

Priceline.com reported pro forma revenues in the 2nd quarter of $353.6 million, a 14.9% increase over a year ago.  Pro forma gross profit for the 2nd quarter 2007 was $154.9 million, an increase of 45.9% over the same period in the prior year.  Pro forma net income for the quarter was $47.3 million or $1.11 per diluted share, which compares to $23.0 million, or $0.55 per diluted share in the same period a year ago.  First Call analyst consensus for the 2nd quarter 2007 was $0.89 per diluted share. The section below entitled “Non-GAAP Financial Measures” provides a definition and information about the use of pro forma financial measures in this press release and the attached financial and statistical supplement reconciles pro forma financial information with priceline.com’s financial results under GAAP.

“Priceline.com’s earnings performance in the second quarter exceeded our previous expectations for both the international and domestic businesses,” said priceline.com President and Chief Executive Officer Jeffery H. Boyd.  “Internationally, Booking.com’s results were driven by 93% growth in gross bookings, which continues to outperform market growth rates.  Domestic gross bookings fell within the range of our guidance, but earnings growth exceeded our expectations due to strong organic growth in merchant hotel and rental cars and more efficient marketing.”

“Based on the strength we have seen in our international and domestic businesses as the summer unfolds, we are increasing our guidance for the balance of the year,” Mr. Boyd said.  “In particular, we believe the scale we have achieved in worldwide hotel sales and our low-cost leadership has provided us with opportunities to grow organically and geographically which are reflected in our recent reported results.  We intend to continue our vigorous pursuit of those opportunities going forward.”

(more)

Forward Guidance

Priceline.com said it was targeting the following for 3rd quarter 2007:

•                  Year-over-year increases in overall gross travel bookings of approximately 43% to 46%.

•                  Year-over-year increases in gross travel bookings from Booking.com of approximately 85% to 90%.

•                  Year-over-year increase in pro forma revenue of approximately 20% to 25%.

•                  Year-over-year increase in pro forma gross profit of approximately 50% to 54%.

•                  Pro forma net income of between $1.21 and $1.31 per diluted share.

In view of the company’s stronger than expected performance in the 2nd quarter 2007, priceline.com revised its full year guidance as follows:

•                  Consolidated gross travel bookings of $4.50 to $4.65 billion

•                  International gross travel bookings of $2.45 to $2.55 billion

•                  Pro forma net income of between $3.50 and $3.65 per diluted share

Pro forma guidance for the 3rd quarter and full year 2007:

•                  excludes cash expenses associated with the settlement of the 2000 securities litigation,

•                  excludes the cash benefit associated with the refund of excise taxes (and related accrued interest) paid on merchant airline tickets,

•                  excludes non-cash amortization expense of acquisition-related intangibles,

•                  excludes non-cash stock-based compensation expense,

•                  excludes option payroll tax expense,

•                  excludes non-cash income tax expense and reflects the impact on income taxes of the pro forma adjustments,

•                  excludes non-cash preferred stock dividends,

•                  includes the additional impact on minority interest expense of the pro forma adjustments described above,

•                  includes the anti-dilutive impact of the “Conversion Spread Hedges” (see below) on outstanding diluted common shares outstanding, and

•                  includes the dilutive impact of additional shares of unvested restricted stock and restricted stock units because pro forma net income has been adjusted to exclude preferred stock dividend and stock-based compensation.

When aggregated, the foregoing adjustments are expected to increase pro forma net income over GAAP net income by approximately $13 million for the 3rd quarter 2007 and $70 million for full-year 2007.  On a per share basis, the Company estimates GAAP net income of approximately $0.90 to $1.00 per diluted share for the 3rd quarter 2007 and GAAP net income of approximately $1.82 to $1.97 per diluted share for the full-year 2007.

The Financial Accounting Standards Board (“FASB”) is expected to propose a FASB Staff Position (“FSP”) that would significantly impact the accounting for convertible debt.  The proposal would require cash settled convertible debt to be separated into debt and equity components at issuance and a value to be assigned to each.  The value assigned to the debt component would be the estimated fair value, as of the issuance date, of a similar bond without the conversion feature.  The difference between the bond cash proceeds and this estimated fair value would be recorded as a debt discount and amortized to interest expense over the life of the bond.  Although the FSP would have no impact on priceline.com’s actual past or future cash flows, it would require priceline.com to record a significant amount of non-cash interest expense as the debt discount is amortized.  As a result, there would be a material adverse impact on priceline’s reported GAAP results of operations and earnings per share. The expected proposal, if approved, is likely to become effective January 1, 2008 for priceline and require retrospective application.

About Priceline.com® Incorporated

Priceline.com Incorporated (Nasdaq: PCLN) operates priceline.com, a leading U.S. online travel service for value-conscious leisure travelers, and Booking.com, a leading international online hotel reservation service.

In the U.S., priceline.com gives customers more ways to save on their airline tickets, hotel rooms, rental cars, vacation packages and cruises than any other Internet travel service.  In addition to getting the best published prices, leisure travelers can narrow their searches using priceline.com’s TripFilter™ advanced search technology, create packages to save even more money, and take advantage of priceline.com’s famous Name Your Own Price® service, which can deliver the lowest prices available.

Booking.com operates one of Europe’s fastest growing hotel reservation services through a network of affiliated Web sites.  Booking.com operates in 53 countries in 15 languages and offers its customers access to approximately 35,000 participating hotels worldwide.

Priceline.com also operates the following travel websites:  Travelweb.com, Lowestfare.com, RentalCars.com and BreezeNet.com.  Priceline.com also has a personal finance service that offers home mortgages, refinancing and home equity loans through an independent licensee.  Priceline.com licenses its business model to independent licensees, including priceline mortgage and certain international licensees.

For more information about priceline.com:

To book flights http://www.priceline.com/flights/

To book hotels http://www.priceline.com/hotels/

To book rental cars http://www.priceline.com/rentalcars/

To book a vacation package http://www.priceline.com/vacationpackages/

To book a cruise http://www.pricelinecruiseoutlet.com

To see our PriceBreakers deals: http://www.priceline.com/pricebreakers

To check our travel guides: http://travela.priceline.com/travelguides/

To watch our TV ads: http://www.priceline.com/promo/shatner_pcln_negotiator.asp

Other priceline.com affiliated sites include:

General travel information and trip planning  http://www.mytravelguide.com

Travel reservations http://www.lowestfare.com

                                http://www.travelweb.com

Rental cars http://www.RentalCars.com

                   http://www.BreezeNet.com

European hotels http://www.booking.com

                           http://www.priceline.co.uk

###

Press information:   Brian Ek  203-299-8167  (brian.ek@priceline.com)

Information About Forward-Looking Statements

This press release may contain forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict; therefore, actual results may differ materially from those expressed, implied or forecasted in any such forward-looking statements. Expressions of future goals and similar expressions including, without limitation, “goal,” “believe(s),” “intend,” “expect(s),” “will,” “may,” “should,” “could,” “plan(s),” “anticipate(s),” “estimate(s),” “predict(s),” “potential,” “target(s),” or “continue,” reflecting something other than historical fact are intended to identify forward-looking statements. The following factors, among others, could cause the Company’s actual results to differ materially from those described in the forward-looking statements:

— adverse changes in general market conditions for leisure and other travel services as a result of, among other things, terrorist attacks, natural disasters or advese weather, the bankruptcy or insolvency of a major airline, decreased consumer spending, general economic downturn or the outbreak of an epidemic or pandemic disease;

— adverse changes in the Company’s relationships with airlines and other product and  service providers and vendors which could include, without limitation, the withdrawal of suppliers from the priceline.com system (either priceline.com’s “retail” or “opaque” services, or both) and/or the loss or reduction of global distribution fees;

— the effects of increased competition;

— fluctuations in foreign exchange rates;

— our ability to expand successfully in international markets;

— systems-related failures and/or security breaches, including without limitation, any security breach that results in the theft, transfer or unauthorized disclosure of customer information, or the failure to comply with various state laws applicable to the company’s obligations in the event of such a breach;

— difficulties integrating recent or future acquisitions, including ensuring the effectiveness of the design and operation of internal controls and disclosure controls of acquired businesses;

— a change by a major search engine to its search engine algorithms that negatively affects the search engine ranking of the company or its 3rd party distribution partners;

                    — legal and regulatory risks; and

                    — the ability to attract and retain qualified personnel.

For a detailed discussion of these and other factors that could cause the Company’s actual results to differ materially from those described in the forward-looking statements, please refer to the Company’s most recent Form 10-Q, Form 10-K and Form 8-K filings with the Securities and Exchange Commission.  Unless required by law, the Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

Pro forma revenue, Pro forma gross profit, pro forma net income and pro forma net income per share are “non-GAAP financial measures,” as such term is defined by the Securities and Exchange Commission, and may differ from non-GAAP financial measures used by other companies.  Priceline.com believes that pro forma revenue, pro forma gross profit, pro forma net income and pro forma net income per share that exclude certain non-cash or non-recurring income or expense items are useful for investors to evaluate priceline.com’s future ongoing performance because they enable a more meaningful comparison of priceline.com’s projected cash earnings and performance with its historical results from prior periods.  Pro forma financial information is adjusted for the following items:

•                  Cash expenses associated with the settlement of the 2000 securities litigation are excluded because of the non-recurring nature of the settlement.

•                  Cash benefit associated with the refund of excise taxes paid (and related accrued interest) on merchant airline tickets is excluded because of its non-recurring nature.

•                  Amortization expense of acquisition-related intangibles is excluded from pro forma gross profit and pro forma net income because it does not impact cash earnings.

•                  Stock-based compensation expense and the non-cash expense associated with the payment of preferred stock dividends are excluded from pro forma net income because they do not impact cash earnings and are reflected in earnings per share through increased share counts.

•                  Option payroll tax expense is excluded because the expense is driven primarily by stock option exercise activity and the market price of priceline.com’s common stock and often shows volatility unrelated to operating results.

•                  The restructuring charge, net is excluded because it can impact comparability of earnings with historical results from prior periods.

•                  Income tax expense  is adjusted for the tax impact of certain of the pro forma adjustments described above and to exclude tax expense recorded where no actual tax payments are owed because of available net operating loss carryforwards.

•                  Minority interest is adjusted for the impact of certain of the pro forma adjustments described above.

•                  Finally, for calculating pro forma net income per share:

o                 net income is adjusted for the impact of the pro forma adjustments described above

o                 fully diluted share count is adjusted to include the anti-dilutive impact of  the Conversion Spread Hedges that increase the effective conversion price of the 2011 Notes and 2013 Notes from their stated $40.38 conversion price to an effective conversion price of $50.47 per share.  Under GAAP, the anti-dilutive impact of the Conversion Spread Hedges is not reflected on the outstanding diluted share count until the end of the hedge when shares are delivered.

o                 fully diluted share count in 2006 is adjusted to exclude the impact of EITF 04-08 (“Effect of Contingently Convertible Debt on Diluted Earnings per Share”), because the common stock that underlie priceline.com’s 1% Convertible Senior Notes and priceline.com’s 2.25% Convertible Senior Notes were not issuable because our common stock did not trade above the respective contingent conversion prices.

o                 All common stock warrants and shares of restricted common stock are included in the calculation of pro forma net income per share because pro forma net income has been adjusted to exclude our preferred stock dividend and stock-based compensation expense.

The presentation of this financial information should not be considered in isolation or as a substitute for the financial information prepared and presented in accordance with generally accepted accounting principles in the United States.  The attached financial and statistical supplement reconciles pro forma financial information with priceline.com’s financial results under GAAP.

 priceline.com Incorporated

 CONSOLIDATED BALANCE SHEETS

 (unaudited)

 (In thousands, except share and per share data)

	June 30,	December 31,
	2007	2006
ASSETS

Current assets:
Cash and cash equivalents	$426,521	$423,577
Restricted cash	2,691	2,459
Short-term investments	22,410	7,983
Accounts receivable, net of allowance for doubtful accounts of $1,558 and $1,651, respectively	76,831	48,536
Prepaid expenses and other current assets	23,919	20,534
Total current assets	552,372	503,089

Property and equipment, net	22,137	21,691
Intangible assets, net	152,241	152,925
Goodwill	236,612	226,707
Deferred taxes	184,086	179,392
Other assets	20,216	21,844

Total assets	$1,167,664	$1,105,648

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$58,999	$49,032
Accrued expenses and other current liabilities	50,094	46,872
Deferred merchant bookings	10,698	4,768
Convertible debt	569,161	—
Total current liabilities	688,952	100,672

Deferred taxes	40,327	39,714
Other long-term liabilities	11,957	11,885
Minority interest	21,226	22,486
Convertible debt	—	568,865
Total liabilities	762,462	743,622

Series B mandatorily redeemable preferred stock, $0.01 par value, 80,000 authorized shares; $1,000 liquidation value per share; 80,000 shares issued and 0 and 13,470 shares outstanding, respectively	—	13,470

Stockholders’ equity:
Common stock, $0.008 par value, authorized 1,000,000,000 shares, 44,627,642 and 43,215,712 shares issued, respectively	343	331
Treasury stock, 6,633,639 and 6,603,050 shares, respectively	(488,098)	(486,468)
Additional paid-in capital	2,101,654	2,070,379
Accumulated deficit	(1,243,732)	(1,262,033)
Accumulated other comprehensive income	35,035	26,347
Total stockholders’ equity	405,202	348,556

Total liabilities and stockholders’ equity	$1,167,664	$1,105,648

priceline.com Incorporated
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
Merchant revenues, including $2,318 and $18,196 excise tax refund for the three and six months ended June 30, 2007, respectively	$254,909	$250,524	$500,921	$460,962
Agency revenues	98,344	55,892	152,855	86,273
Other revenues	2,627	1,235	3,493	2,329
Total revenues	355,880	307,651	657,269	549,564

Cost of merchant revenues	198,669	201,847	380,341	371,530
Cost of agency revenues	—	—	—	—
Cost of other revenues	—	—	—	—
Total costs of revenues	198,669	201,847	380,341	371,530

Gross profit	157,211	105,804	276,928	178,034

Operating expenses:
Advertising - Offline	9,281	8,861	20,615	18,298
Advertising - Online	43,470	30,493	75,397	52,354
Sales and marketing	11,525	10,708	22,934	20,290
Personnel, including stock-based compensation of $3,466, $3,717, $6,632, $6,734, respectively	23,435	18,757	44,926	35,211
General and administrative, including net cost of litigation settlement of $381 and $55,239 in 2007, and option payroll taxes of $94, $130, $532, $219, respectively	9,777	7,256	73,652	12,993
Information technology	3,152	2,332	6,063	4,639
Depreciation and amortization	8,997	8,360	17,502	16,306
Restructuring charge, net	—	—	—	135

Total operating expenses	109,637	86,767	261,089	160,226

Operating income	47,574	19,037	15,839	17,808

Other income (expense):
Interest income, including $483 and $3,270 of interest on excise tax refund for the three and six months ended June 30, 2007, respectively	6,112	2,121	14,315	3,696
Interest expense	(2,484)	(1,554)	(4,954)	(3,053)
Other	(332)	(622)	(545)	(511)
Total other income (expense)	3,296	(55)	8,816	132

Earnings before income taxes, equity in income (loss) of investees and minority interests	50,870	18,982	24,655	17,940
Income tax expense	(14,964)	(5,578)	(3,371)	(4,836)
Equity in income (loss) of investees and minority interests	(1,334)	(887)	(1,428)	(686)
Net income	34,572	12,517	19,856	12,418
Preferred stock dividend	—	—	(1,555)	(865)

Net income applicable to common stockholders	$34,572	$12,517	$18,301	$11,553

Net income applicable to common stockholders per basic common share	$0.92	$0.32	$0.49	$0.29

Weighted average number of basic common shares outstanding	37,597	39,481	37,395	39,432

Net income applicable to common stockholders per diluted common share	$0.79	$0.28	$0.43	$0.28

Weighted average number of diluted common shares outstanding	43,667	46,993	42,572	43,309

priceline.com Incorporated
RECONCILIATION OF GAAP TO PRO FORMA
(unaudited)
(In thousands, except per share data)

RECONCILIATION OF GAAP TO PRO FORMA REVENUE

		Three Months Ended		Six Months Ended
		June 30, 2007	June 30, 2006	June 30, 2007	June 30, 2006

	GAAP Revenue	$355,880	$307,651	$657,269	$549,564

(a)	Airline excise tax refund	(2,318)	—	(18,196)	—

	Pro Forma Revenue	$353,562	$307,651	$639,073	$549,564

RECONCILIATION OF GAAP TO PRO FORMA GROSS PROFIT

		Three Months Ended		Six Months Ended
		June 30, 2007	June 30, 2006	June 30, 2007	June 30, 2006

	GAAP Gross Profit	$157,211	$105,804	$276,928	$178,034

(a)	Airline excise tax refund	(2,318)	—	(18,196)	—
(b)	Amortization of acquired intangible assets in Cost of revenues	—	340	—	680

	Pro Forma Gross Profit	$154,893	$106,144	$258,732	$178,714

RECONCILIATION OF GAAP TO PRO FORMA NET INCOME

		Three Months Ended		Six Months Ended
		June 30, 2007	June 30, 2006	June 30, 2007	June 30, 2006

	GAAP Net Income	$34,572	$12,517	$18,301	$11,553

(a)	Airline excise tax refund	(2,318)	—	(18,196)	—
(b)	Amortization of acquired intangible assets in Cost of revenues	—	340	—	680
(b)	Amortization of acquired intangible assets in Depreciation and amortization	6,294	5,774	12,207	11,334
(c)	Stock-based compensation	3,466	3,717	6,632	6,734
(d)	Securities litigation settlement, net of insurance contribution	381	—	55,239	—
(d)	Stock option payroll taxes	94	130	532	219
(e)	Accrued interest income on excise tax refund	(483)	—	(3,270)	—
(f)	Restructuring charge, net	—	—	—	135
(g)	Adjustments for the tax impact of certain of the pro forma adjustments and to exclude non-cash income taxes	5,600	903	(7,702)	(188)
(h)	Impact on minority interests of other pro forma adjustments	(264)	(381)	(572)	(765)
(f)	Preferred stock dividend	—	—	1,555	865

	Pro Forma Net Income	$47,342	$23,000	$64,726	$30,567

RECONCILIATION OF GAAP TO PRO FORMA NET INCOME PER DILUTED COMMON SHARE

		Three Months Ended		Six Months Ended
		June 30, 2007	June 30, 2006	June 30, 2007	June 30, 2006

	GAAP Weighted average number of diluted common shares outstanding	43,667	46,993	42,572	43,309

(i)	Adjustment for Conversion Spread Hedges	(1,454)	—	(1,595)	—
(j)	Adjustment for warrants and restricted stock	473	530	471	1,171
(k)	Adjustment for impact of EITF 04-08 on Convertible debt	—	(5,760)	—	(3,125)

	Pro Forma Weighted average number of diluted common shares outstanding	42,686	41,763	41,448	41,355

	Net income applicable to common stockholders per diluted common share:
(l)	GAAP	$0.79	$0.28	$0.43	$0.28

	Pro Forma	$1.11	$0.55	$1.56	$0.74

(a)             Airline excise tax refund is recorded in Merchant Revenue

(b)             Amortization of acquired intangible assets is recorded in Cost of revenues and Depreciation and amortization

(c)             Stock-based compensation is recorded in Personnel expense

(d)             Securities litigation settlement and option payroll taxes are recorded in General and administrative expense

(e)             Accrued interest income on excise tax refund is recorded in Interest income

(f)               Restructuring charge and Preferred stock dividend are recorded in those respective expense line items

(g)            Adjustments for the tax impact of certain of the pro forma adjustments and to exclude non-cash income taxes are recorded in Income tax expense

(h)            Impact on minority interests of other pro forma adjustments are recorded in Equity in income (loss) of investees and minority interests

(i)               Reflects the impact of the Conversion Spread Hedges that increase the effective conversion price of the Convertible Senior Notes due September 30, 2011 and the Convertible Senior Notes due September 30, 2013 from their stated $40.38 conversion price to an effective conversion price of $50.47 per share.  Under GAAP, the anti-dilutive impact of the Conversion Spread Hedges is not reflected on the outstanding diluted share count until the end of the hedge when shares are delivered

(j)               All common stock warrants and shares of restricted common stock are included in the calculation of pro forma net income per share because pro forma net income has been adjusted to exclude our preferred stock dividend and stock-based compensation expense

(k)           Excludes the dilutive impact of convertible debt pursuant to EITF 04-08 for convertible debt because the common stock underlying the convertible debt was not issuable since our common stock did not trade above the contingent conversion prices

(l)               Net income amounts used to calculate GAAP diluted earnings per share are adjusted to add back interest expense on convertible senior notes and preferred stock dividend in periods where the underlying shares are included in GAAP weighted average number of diluted common shares outstanding

priceline.com Incorporated
Statistical Data
Dollar and unit data in thousands

Gross Bookings	3Q05	4Q05	1Q06	2Q06	3Q06	4Q06	1Q07	2Q07
Domestic	$ 446,232	$ 378,301	$ 474,007	$ 570,757	$ 504,752	$ 423,275	$ 478,812	$ 547,787
International	164,822	158,460	272,814	356,593	398,416	319,136	519,679	687,124
Total	$ 611,054	$ 536,761	$ 746,821	$ 927,350	$ 903,168	$ 742,410	$ 998,491	$ 1,234,911

Agency	$ 343,214	$ 323,900	$ 480,506	$ 609,284	$ 600,406	$ 491,070	$ 710,528	$ 919,260
Merchant	267,840	212,861	266,315	318,066	302,762	251,340	287,963	315,651
Total	$ 611,054	$ 536,761	$ 746,821	$ 927,350	$ 903,168	$ 742,410	$ 998,491	$ 1,234,911

Year/Year Growth
Domestic	5.0%	3.0%	8.3%	16.0%	13.1%	11.9%	1.0%	-4.0%
International excluding F/X impact	1474.3 1475.6%%	223.5 250.8%%	279.4 313.8%%	360.0 361.5%%	141.7 131.8%%	101.4 86.3%%	90.5 74.5%%	92.7 79.6%%

Agency	118.7%	63.9%	98.6%	128.7%	74.9%	51.6%	47.9%	50.9%
Merchant	-3.8%	-2.6%	-0.6%	5.0%	13.0%	18.1%	8.1%	-0.8%

Total	40.4%	29.0%	46.5%	62.8%	47.8%	38.3%	33.7%	33.2%

Units Solds	3Q05	4Q05	1Q06	2Q06	3Q06	4Q06	1Q07	2Q07
Airline Tickets	680	582	728	821	666	588	639	687
Year/Year Growth	-6.2%	-9.6%	-2.6%	4.1%	-2.0%	0.9%	-12.2%	-16.3%

Hotel Room-Nights	3,499	2,968	4,153	4,995	5,238	4,265	5,955	7,242
Year/Year Growth	67.7%	47.8%	62.5%	82.5%	49.7%	43.7%	43.4%	45.0%

Rental Car Days	1,692	1,315	1,621	2,000	2,044	1,789	2,003	2,278
Year/Year Growth	24.0%	23.4%	26.8%	30.3%	20.8%	36.1%	23.6%	13.9%

	3Q05	4Q05	1Q06	2Q06	3Q06	4Q06	1Q07	2Q07
Revenue	$ 258,797	$ 203,913	$ 241,914	$ 307,651	$ 313,467	$ 260,071	$ 301,389	$ 355,880
Year/Year Growth	9.7%	4.6%	3.7%	15.4%	21.1%	27.5%	24.6%	15.7%

Gross Profit	$ 80,002	$ 64,919	$ 72,231	$ 105,804	$ 123,547	$ 99,517	$ 119,717	$ 157,211
Year/Year Growth	56.5%	30.1%	25.2%	62.2%	54.4%	53.3%	65.7%	48.6%

Gross Bookings represent the total dollar value of travel booked, inclusive of taxes and fees.

priceline.com Incorporated

Orbitz Related Data

In thousands

(Unaudited)

RECONCILIATION OF GAAP TO PRO FORMA DOMESTIC GROSS PROFIT(a)

		Three Months Ended		Six Months Ended
		June 30, 2007	June 30, 2006	June 30, 2007	June 30, 2006
	GAAP Domestic Gross Profit	$69,157	$59,709	$142,680	$110,364

(b)	Airline excise tax refund	(2,318)	—	(18,196)	—
(c)	Amortization of acquired intangible assets in Cost of revenues	—	340	—	680

	Pro Forma Domestic Gross Profit	$66,839	$60,049	$124,484	$111,044

RECONCILIATION OF PRO FORMA DOMESTIC GROSS PROFIT TO PRO FORMA DOMESTIC GROSS PROFIT EXCLUDING ORBITZ

	Three Months Ended		Six Months Ended
	June 30, 2007	June 30, 2006	June 30, 2007	June 30, 2006
Pro Forma Domestic Gross Profit	$66,839	$60,049	$124,484	$111,044

Orbitz Related Gross Profit	—	(5,978)	—	(10,503)

Pro Forma Domestic Gross Profit Excluding Orbitz	$66,839	$54,071	$124,484	$100,541

RECONCILIATION OF DOMESTIC GROSS TRAVEL BOOKINGS TO DOMESTIC GROSS TRAVEL BOOKINGS EXCLUDING ORBITZ

	Three Months Ended		Six Months Ended
	June 30, 2007	June 30, 2006	June 30, 2007	June 30, 2006
Domestic Gross Bookings	$547,787	$570,758	$1,026,599	$1,044,765

Orbitz Related Gross Bookings	—	(44,150)	—	(76,175)

Domestic Gross Bookings Excluding Orbitz	$547,787	$526,608	$1,026,599	$968,590

RECONCILIATION OF DOMESTIC GROSS TRAVEL BOOKINGS EXCLUDING ORBITZ TO DOMESTIC NON-AIR GROSS TRAVEL BOOKINGS EXCLUDING ORBITZ

	Three Months Ended		Six Months Ended
	June 30, 2007	June 30, 2006	June 30, 2007	June 30, 2006
Domestic Gross Bookings Excluding Orbitz	$547,787	$526,607	$1,026,599	$968,590

Air Gross Bookings Excluding Orbitz	(216,965)	(251,543)	(400,661)	(453,256)

Domestic Non-Air Gross Bookings Excluding Orbitz	$330,822	$275,065	$625,938	$515,334

(a)             Includes domestic gross profit that is generated through gross bookings associated with intercompany arrangements between priceline.com and Booking.com.

(b)             Airline excise tax refund is recorded in Merchant Revenue.

(c)             Amortization of acquired intangible assets is recorded in Cost of revenues.

priceline.com Incorporated

Estimated Impact of Share Price Movements on Weighted Average GAAP and Pro Forma Diluted Shares Outstanding

In millions

(Unaudited)

The following table is intended to demonstrate the estimated potential impact of share price movements on the number of equivalent shares included in the fully diluted share count used to calculate diluted earnings per share.  Actual results are likely to differ due to the impact of option exercises, equity repurchases, issuances and forfeitures and any conversions of our convertible bonds.  The table below is for illustrative purposes only; the company is unable to predict its future stock price and the company’s stock could trade below or above the per share prices in the table below.

		Estimated Weighted Average Number of Diluted Shares Outstanding
		GAAP			Adjustments(1)			Pro Forma
		3Q07	2007	2008	3Q07	2007	2008	3Q07	2007	2008
Closing Share Price Assumption(2)	$50.00	43.4	42.7	42.3	(1.1)	(1.2)	(1.3)	42.3	41.6	41.1
	$55.00	44.0	43.1	43.4	(1.1)	(1.1)	(1.2)	42.9	42.0	42.2
	$60.00	44.4	43.5	44.2	(1.0)	(1.0)	(1.0)	43.4	42.4	43.2
	$65.00	44.9	43.8	44.9	(0.9)	(1.0)	(0.9)	43.9	42.8	44.0
	$70.00	45.2	44.1	45.6	(0.9)	(0.9)	(0.8)	44.4	43.2	44.7
	$75.00	45.6	44.4	46.1	(0.8)	(0.9)	(0.8)	44.8	43.5	45.4
	$80.00	45.9	44.7	46.6	(0.8)	(0.9)	(0.7)	45.2	43.8	45.9
	$85.00	46.2	45.0	47.0	(0.7)	(0.8)	(0.6)	45.5	44.1	46.4
	$90.00	46.5	45.2	47.4	(0.7)	(0.8)	(0.6)	45.8	44.4	46.8
	$95.00	46.8	45.4	47.7	(0.6)	(0.7)	(0.5)	46.1	44.7	47.2
	$100.00	47.0	45.7	48.0	(0.6)	(0.7)	(0.5)	46.4	44.9	47.5

(1)             Reflects the anti-dilutive impact of the “Conversion Spread Hedges” and the dilutive impact of additional warrants and shares of unvested restricted stock and restricted stock units because pro forma net income has been adjusted to exclude preferred stock dividend and stock-based compensation.

(2)             Weighted average number of diluted shares outstanding is estimated using actual daily share prices through August 6th and the closing share price assumption indicated for all other trading days in the period.

3Q07:              Uses actual daily share prices from July 1, 2007 through August 6, 2007, and the closing share price assumption from August 7, 2007 through September 30, 2007.

2007:                 Uses actual daily share prices from Jan 1, 2007 through August 6, 2007, and the closing share price assumption from August 7, 2007 through December 31, 2007.

2008:                 Assumes the closing share price assumption from January 1, 2008 through December 31, 2008.